Exhibit 99.3

BIOANALYTICAL SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Bioanalytical Systems, Inc., together with its direct and indirect subsidiaries, is referred to herein collectively as “BASi”, “we,” “our”, or the “Company.”

Acquisition

On May 1, 2019, Bioanalytical Systems, Inc. (the “Company”), through its wholly-owned subsidiary Oriole Toxicology Services LLC (the “Purchaser”), acquired (the “Acquisition”) from Smithers Avanza Toxicology Services LLC (the “Seller” or “Smithers Avanza”), a consulting-based contract research laboratory located in Gaithersburg, Maryland, substantially all of the assets used by the Seller in connection with the performance of in-vivo mammalian toxicology CRO services for pharmaceuticals (small molecules and biologics), vaccines, agro and industrial chemicals, under the terms and conditions of an Asset Purchase Agreement, dated May 1, 2019, among the Purchaser, the Company, the Seller and the member of the Seller (the “Purchase Agreement”). The consideration for the Acquisition consisted of $1,270,646 in cash, subject to certain adjustments and an indemnity escrow of $125,000, 200,000 of the Company’s common shares and an unsecured promissory note in the initial principal amount of $810,000 made by Purchaser and guaranteed by the Company. The Company funded the cash portion of the purchase price for the Acquisition with cash on hand and the net proceeds from the refinancing of its credit arrangements with First Internet Bank (“FIB”), as described below.

The Purchase Agreement contains customary representations, warranties, covenants (including non-competition requirements applicable to the selling parties for a 5 year period) and indemnification provisions. As contemplated by the Purchase Agreement, on May 1, 2019 the Purchaser assumed amended lease arrangements for certain premises in Gaithersburg, Maryland (the “Lease Arrangements”). Under the Lease Arrangements, the Purchaser agreed to lease the premises for a term of 5 years and 8 months, with two 5 year extensions at Purchaser’s option. Annual minimum rental payments under the initial term of the Lease Arrangements range from $400,000 to $600,000, provided that the Lease Arrangements provide the Purchaser with the option to purchase the premises. The Lease Arrangements include customary rights upon a default by landlord or tenant.

Amendment to Credit Arrangements

In connection with the Acquisition, on May 1, 2019 the Company and FIB entered into a fourth amendment (the “Fourth Amendment”) to the Credit Agreement by and between the parties dated June 23, 2017, as previously amended July 2, 2018, September 6, 2018 and September 28, 2018 (as amended, the “Credit Agreement”) to (i) extend the term of the Company’s $3,500,000 revolving credit facility to June 30, 2020, (ii) provide the Company with an additional term loan (the “New Term Loan”) in the amount of $1,270,646, the proceeds of which were used to fund the cash consideration for the Acquisition, and (iii) provide for an additional line of credit in the principal amount of $1,100,000 (the “Capex Line”), which the Company may borrow from time to time, subject to the terms of the Credit Agreement. The New Term Loan and the Capex Line mature November 1, 2025 and June 30, 2020, respectively.

Amounts outstanding under the New Term Loan bear interest at a fixed per annum rate of 4.63%, while interest accrues on the principal balance of the Capex Line at a floating per annum rate equal to the sum of the Prime Rate plus Fifty Basis Points (0.5%), which rate shall change concurrently with the Prime Rate. Commencing June 1, 2019, the New Term Loan requires monthly interest only payments until December 1, 2019, from which time payments of principal and interest in monthly installments equal to $20,289 become due, with all accrued but unpaid interest, cost and expenses due and payable at the maturity date. The Company is required to pay accrued but unpaid interest on the Capex Line on a monthly basis commencing on June 1, 2019, until June 30, 2020, at which time the entire balance of the Capex Line, together with accrued but unpaid interest, costs and expenses, shall be due and payable in full.

Following its amendment, the Company’s obligations under the Credit Agreement are guaranteed by BAS Evansville, Inc. (“BASEV”), Seventh Wave Laboratories, LLC (“Seventh Wave”), as well as the Purchaser, each a wholly owned subsidiary of the Company. The Company’s obligations under the Credit Agreement and BASEV’s, Seventh Wave’s and the Purchaser’s obligations under their respective Guaranties are secured by first priority security interests in substantially all of the assets of the Company, BASEV, Seventh Wave and the Purchaser respectively, as well as mortgages on the Company’s and BASEV’s facilities in West Lafayette, Indiana and Evansville, Indiana, respectively, and pledges of the Company’s ownership interests in its subsidiaries.

The various restrictive covenants under the Credit Agreement remain consistent, provided that the parties agreed (i) to modify the computation of the minimum debt service coverage ratio and lower the ratio itself during certain periods to 1.15 to 1.0 or 1.20 to 1.0 to appropriately reflect relevant aspects of the Acquisition and (ii) to suspend application of the cash flow coverage ratio through the fiscal quarter ending December 31, 2019, with the ratio of the Company’s total funded debt (as defined in the Credit Agreement) as of the last day of each fiscal quarter to its EBITDA (as defined in the Credit Agreement) for the 12 months ended as of March 31, 2020 and June 30, 2020 not to exceed 5.00 to 1.00 and 4.50 to 1.00, respectively. The Company also agreed to obtain a life insurance policy in an amount not less than $2,000,000 for its President and Chief Executive Officer and to provide FIB an assignment of such life insurance policy as collateral.

The foregoing descriptions of the Purchase Agreement, the Fourth Amendment and the Lease Arrangements do not purport to be complete and are qualified in their entirety by the terms and conditions of those agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2019.

Pursuant to the Purchase Agreement, the Company issued 200,000 of the Company’s common shares to the Seller. The shares were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.

The accompanying unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of the Company and the historical financial statements of Smithers Avanza and is intended to provide information about how the Acquisition of Smithers Avanza and related financing may have affected the Company’s historical consolidated financial statements. The unaudited pro forma condensed combined statements of operations and comprehensive income information for the year ended September 30, 2018 and for the three months ended December 31, 2018 are presented as if the Acquisition and related financing occurred on October 1, 2017. The unaudited pro forma condensed combined balance sheet as of December 31, 2018 is presented as if the Acquisition and related financing had occurred on December 31, 2018. The pro forma adjustments are described in the accompanying notes and are based upon available information and assumptions that we believe are reasonable at the time of the filing of this report on Form 8-K/A.

The unaudited pro forma condensed combined financial statements were prepared for informational and illustrative purposes in accordance with Rule 8-05 of Regulation S-X. Such information is preliminary and based on currently available information and assumptions that the Company believes are reasonable. The acquisition accounting related to this unaudited pro forma information is dependent upon certain independent valuations and other studies that are still in process and under review by management and not yet finalized. The pro forma adjustments included herein have been made solely for the purposes of providing unaudited condensed combined financial information. Differences between the estimates reflected in this unaudited pro forma information and the final acquisition accounting will likely occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future consolidated financial condition or results of operations.

The unaudited pro forma condensed combined statement of operations and comprehensive income for the year ended September 30, 2018 was derived from the Company’s audited consolidated statement of operations and comprehensive income for the year ended September 30, 2018 and Smithers Avanza’s audited statements of income for the years ended December 31, 2017 and 2018.

The unaudited pro forma condensed combined statement of operations and comprehensive income for the three months ended December 31, 2018 was derived from the Company’s unaudited consolidated statement of operations and comprehensive income for the three months ended December 31, 2018 and the last three months statement of income for Smithers Avanza’s from the audited statement of income for the year ended December 31, 2018.

We present the unaudited pro forma condensed combined financial statements for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what our financial position or results of operations would have been had we completed the Acquisition as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

Smithers Avanza’s assets and liabilities are recorded at their estimated fair values. Pro forma purchase price allocation adjustments have been made for the purpose of providing unaudited pro forma condensed combined financial information based on current estimates and currently available information, and are subject to revision based on final, independent determinations of fair value and final allocation of purchase price to the assets and liabilities of the business acquired. The excess of the purchase price over the fair value of net assets acquired is allocated to goodwill. The final determination of the purchase price, fair values and resulting goodwill may differ significantly from what is reflected in these unaudited pro forma condensed combined financial statements.

The following information provides further details about the estimated net step-up in fair value and/or the estimated fair value at the acquisition date for some key balance sheet items. These fair values are preliminary until the Company completes its work with the use of a third party valuation firm, and are subject to change. Any changes to the initial estimates of the fair value of assets and liabilities will impact residual goodwill and may affect future earnings.

Estimated Fair Value
Step up in property and equipment value	$654
Goodwill	523

The unaudited pro forma condensed consolidated statements of operations and comprehensive income (loss) do not reflect the realization of any expected cost savings or other synergies resulting from the Acquisition as a result of any initiatives planned subsequent to the closing of the Acquisition and related financing, nor do they reflect any nonrecurring costs directly attributable to the Acquisition and related financing.

The accounting policies used in the presentation of the following unaudited pro forma condensed combined financial information is set out in the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2018. Certain reclassifications of Smithers Avanza’s historical statements of income and balance sheet have been made to conform to the Company's accounting policies.

The unaudited pro forma condensed consolidated financial statements, along with the assumptions underlying the pro forma adjustments, are described in the accompanying notes and should be read in conjunction with the historical consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2018, the Company's quarterly report on Form 10-Q for the three months ended December 31, 2018, and Smithers Avanza’s historical financial statements included in Exhibit 99.1 contained in this Form 8-K/A.

Bioanalytical Systems, Inc. and Subsidiaries

Pro Forma Consolidated Statements of Operations and Comprehensive Income (Unaudited)

For the Fiscal Year Ended September 30, 2018

(In thousands, except per share data)

	Bioanalytical Systems Inc. Historical	Smithers Avanza Toxicology Services LLC Historical
	Fiscal Year Ended September 30, 2018	Fiscal Year Ended December 31, 2018	Pro Forma Adjustments Increase (Decrease)	Notes	Bioanalytical Systems Inc. Pro Forma Combined
Total Revenue	$26,346	$7,475	$-		$33,821
Cost of Revenue	18,230	6,998	286	(a)	25,514
Gross profit	8,116	477	(286)		8,307
Operating expenses:
Selling	1,541	526			2,067
Research and development	596	-			596
General and administrative	5,965	1,518	9	(a)	7,492

Total operating expenses	8,102	2,044	9		10,155
Operating income (loss)	14	(1,567)	(295)		(1,848)
Other income (expense)	6	-			6
Interest expense	(274)	-	(65)	(b)	(339)
Net income (loss) before income taxes	(254)	(1,567)	(360)		(2,181)
Income tax (benefit) expense	(60)				(60)
Net income	$(194)	$(1,567)	$(360)		$(2,121)
Other comprehensive income	-	-	-		-
Comprehensive income	$(194)	$(1,567)	$(360)		$(2,121)

Basic net income (loss) per share	$(0.02)	$(0.18)			$(0.24)
Diluted net income (loss) per share	$(0.02)	$(0.18)			$(0.24)

Weighted common shares outstanding:
Basic	8,771	8,771	200		8,971
Diluted	8,771	8,771	200		8,971

Footnotes

(a) To reflect the following pro forma adjustments for step up in value of personal property

Pre-Tax Adjustment
Record additional depreciation expense for step up in value for personal property
Cost of Revenue	$286
General & Administrative expenses	9

(b) To reflect the following pro forma adjustments for recognition of additional financing to fund purchase of Smithers Avanza

Pre-Tax Adjustment
Record additional interest expense for new financing to fund purchase
Interest Expense	$55
Debt Issue Costs	10

Bioanalytical Systems, Inc. and Subsidiaries

Pro Forma Consolidated Statements of Operations and Comprehensive Income (Unaudited)

For the Three Months Ended December 31, 2018

(In thousands, except per share data)

	Bioanalytical Systems Inc. Historical	Smithers Avanza Toxicology Services LLC Historical
	Three Months Ended December 31, 2018	Three Months Ended December 31, 2018	Pro Forma Adjustments	Notes	Bioanalytical Systems Inc. Pro Forma Combined
Total Revenue	$8,625	$1,687	$-		$10,312
Cost of Revenue	6,206	1,778	72	(a)	8,056
Gross profit	2,419	(91)	(72)		2,256
Operating expenses:
Selling	653	152			805
Research and development	124	-			124
General and administrative	1,601	412	2	(a)	2,015

Total operating expenses	2,378	564	2		2,944
Operating income (loss)	41	(655)	(74)		(688)
Other income	1	-			1
Interest expense	(126)	-	(18)	(b)	(144)
Net income (loss) before income taxes	(84)	(655)	(92)		(831)
Income tax expense (benefit)	1	-			1
Net income (loss)	(85)	(655)	(92)		(832)
Other comprehensive income	-	-	-		-
Comprehensive income	$(85)	$(655)	$(92)		$(832)

Basic net income (loss) per share	$(0.01)	$(0.06)			$(0.08)
Diluted net income (loss) per share	$(0.01)	$(0.06)			$(0.08)

Weighted common shares outstanding:
Basic	10,245	10,245	200		10,445
Diluted	10,245	10,245	200		10,445

Footnotes

(a)	To reflect the following pro forma adjustments for step up in value of personal property

Pre-Tax Adjustment
Record additional depreciation expense for step up in value for personal property.
Cost of Revenue	$72
General & Administrative expenses	2

(b)	To reflect the following pro forma adjustments for recognition of additional financing to fund purchase of Smithers Avanza

Pre-Tax Adjustment
Record additional interest expense for new financing to fund purchase.
Interest Expense	$15
Debt Issue Costs	3

Bioanalytical Systems Inc.

Pro Forma Consolidated Balance Sheet (Unaudited)

As of December 31, 2018

(In thousands)

	Bioanalytical Systems, Inc. Historical	Smithers Avanza Toxicology Services LLC Historical
	As of December 31, 2018	As of December 31, 2018	Pro Forma Adjustments	Notes	Bioanalytical Systems, Inc. Pro Forma Combined
Assets
Current assets
Cash	$723	$-	$(65)	(e)	$658
Account receivables
Trade, net of allowance	3,665	705			4,370
Related party accounts receivable	-	108	(108)	(a)	-
Unbilled revenues	984	471			1,455
Inventories, net	1,171				1,171
Prepaid expenses	1,194	75			1,269
Total current assets	7,737	1,359	(173)		8,923
Property and equipment, net	16,761	1,157	505	(a), (c)	18,423
Lease rent receivable	121	-			121
Deferred tax asset	31	-			31
Goodwill	3,072	-	523	(c)	3,595
Other intangible assets	3,154	-			3,154
Other assets	27	-			27
Total assets	$30,903	$2,516	$854		$34,274
Liabilities
Current liabilities
Accounts payable	$3,073	$358	$(358)	(a)	$3,073
Related party accounts payable	-	78	(78)	(a)	-
Restructuring liability	558	-	-		558
Accrued expenses	1,888	407			2,295
Customer advances	5,320	554			5,874
Current portion of capital lease obligation	54	-			54
Current portion of long-term debt	920	-	139	(d), (f)	1,059
Total current liabilities	11,813	1,397	(297)		12,913
Capital lease obligation, less current portion	32	-			32
Long-term debt, less current portion, net of debt issuance costs	8,310	9,362	(7,485)	(a), (d),(e),(f)	10,187
Total liabilities	20,155	10,759	(7,783)		23,132
Shareholders’ Equity
Preferred shares, authorized 1,000,000 shares, no par value; 35 shares issued and outstanding at December 31, 2018	35	-	-		35
Common shares, no par value:
Authorized 19,000,000 shares; 10,445,277 shares issued and outstanding on a pro forma basis at December 31, 2018	2,523		50	(b)	2,573
Members Capital		(8,243)	8,243	(a)	-
Additional paid in capital	24,582		344	(b)	24,926
Accumulated deficit	(16,392)				(16,392)
Total shareholders’ equity	10,748	(8,243)	8,637		11,142
Total liabilities and shareholders’ equity	$30,903	$2,516	$854		$34,274

Footnotes

(a)	To reflect the following pro forma adjustment per terms of Asset Purchase Agreement, as follows:

Pre-Tax Adjustment
Exclude certain assets and liabilities according to the terms of the Asset Purchase Agreement
Related Party Accounts Receivable	$(108)
Accounts Payable	(358)
Property and equipment, net	(150)
Related Party Accounts Payable	(78)
Long-term debt not assumed	(9,362)
Member Equity - prior owners	8,243

(b)	To reflect consideration paid for Smithers Avanza Toxicology Services LLC

Pre-Tax Adjustment
Notes Payable	$1,271
Seller note payable	810
Common Stock (200,000 shares at par)	50
Paid in Capital (value in excess of par)	344

(c)	To reflect purchase price in excess of book value

Pre-Tax Adjustment
Reflects the preliminary estimate of the fair value of the acquired intangible assets and estimated fair value of tangible assets for pro forma purposes
Step up in personal property value	$655
Goodwill	523

(d)	To reflect the following pro forma adjustments for bank financing needed to close

Pre-Tax Adjustment
Bank financing needed to fund consideration paid to Smithers Avanza Toxicology Services LLC
Current portion of long-term debt	$79
Long-term debt, less current portion, net of debt issuance costs	1,192

(e)	To reflect the following pro forma adjustments from financing costs

Pre-Tax Adjustment
Establish debt issue costs in the balance sheet
Long-term debt, less current portion, net of debt issuance costs	$(65)
Cash	(65)

(f)	To reflect the following pro forma adjustments for seller note payable

Pre-Tax Adjustment
Record seller note payable as part of consideration paid to Smithers Avanza Toxicology Services LLC
Current portion of long-term debt	$60
Long-term debt, less current portion, net of debt issuance costs	750